Exhibit 9.2

        FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this
23rd  day of June, 1998, by and between Badgley  Funds,
Inc.,  a Maryland corporation (hereinafter referred  to
as  the  "Company"),  and  Firstar  Trust  Company,   a
corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

     WHEREAS,  the  Company is an  open-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940
Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS,  FTC is a trust company and, among  other
things,   is   in   the  business  of  providing   fund
administration   services  for  the  benefit   of   its
customers; and

     WHEREAS, the Company desires to retain FTC to  act
as  Administrator  for  the Badgley  Growth  Fund  (the
"Growth   Fund"),  the  Badgley  Balanced   Fund   (the
"Balanced Fund") and for each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FTC agree as follows:

1.   Appointment of Administrator

     The Company hereby appoints FTC as Administrator of the Company on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   Duties and Responsibilities of FTC

     A.   General Fund Management

          1.Act as liaison among all Fund service providers

          2.Coordinate board communication by:

               a.Assisting    Company    counsel     in
                    establishing meeting agendas
               b.Preparing   board  reports  based   on
                    financial and administrative data
               c.Evaluating independent auditor
               d.Securing and monitoring fidelity  bond
                    and  director and officer liability
                    coverage,  and making the necessary
                    SEC filings relating thereto
               e.Preparing  minutes of meetings of  the
                    board and shareholders

          3.Audits

               a.Prepare   appropriate  schedules   and
                    assist independent auditors
               b.Provide   information   to   SEC   and
                    facilitate audit process
               c.Provide office facilities

          4.Assist in overall operations of the Fund

          5.Pay     Fund    expenses    upon    written
               authorization from the Company

     B.   Compliance

          1.Regulatory Compliance

               a.Monitor   compliance  with  1940   Act
                    requirements, including:

                    1)Asset diversification tests
                    2)Total   return   and  SEC   yield
                         calculations
                    3)Maintenance of books and  records
                         under Rule 31a-3
                    4)Code    of    Ethics   for    the
                         disinterested directors of the
                         Fund

               b.Monitor  Fund's  compliance  with  the
                    policies and investment limitations
                    of  the Company as set forth in its
                    Prospectus    and   Statement    of
                    Additional Information

          2.Blue Sky Compliance

               a.Prepare  and file with the appropriate
                    state  securities  authorities  any
                    and all required compliance filings
                    relating to the registration of the
                    securities of the Company so as  to
                    enable   the  Company  to  make   a
                    continuous  offering of its  shares
                    in all states
               b.Monitor     status    and     maintain
                    registrations in each state

          3.SEC Registration and Reporting

               a.Assist  Company  counsel  in  updating
                    Prospectus    and   Statement    of
                    Additional   Information   and   in
                    preparing   proxy  statements   and
                    Rule 24f-2 notices
               b.Prepare annual and semiannual reports
               c.Coordinate  the  printing of  publicly
                    disseminated    Prospectuses    and
                    reports
               d.File fidelity bond under Rule 17g-1
               e.File  shareholder reports  under  Rule
                    30b2-1

          4.IRS Compliance

               a.Monitor   Company's   status   as    a
                    regulated investment company  under
                    Subchapter M through review of  the
                    following:

                    1)Asset             diversification
                         requirements
                    2)Qualifying income requirements
                    3)Distribution requirements

               b.Calculate    required    distributions
                    (including        excise        tax
                    distributions)

     C.   Financial Reporting

          1.Provide  financial data required by  Fund's
               Prospectus  and Statement of  Additional
               Information
          2.Prepare financial reports for shareholders,
               the  board,  the  SEC,  and  independent
               auditors
          3.Supervise   the  Company's  Custodian   and
               Company  Accountants in the  maintenance
               of  the Company's general ledger and  in
               the  preparation of the Fund's financial
               statements,   including   oversight   of
               expense  accruals and payments,  of  the
               determination of net asset value of  the
               Company's   net  assets   and   of   the
               Company's shares, and of the declaration
               and   payment  of  dividends  and  other
               distributions to shareholders

     D.   Tax Reporting

          1.Prepare   and   file  on  a  timely   basis
               appropriate   federal  and   state   tax
               returns including Forms 1120/8610 with any necessary schedules

          2.Prepare   state  income  breakdowns   where
               relevant

          3.File Form 1099 Miscellaneous for payments to directors and other service providers

          4.Monitor wash losses

          5.Calculate  eligible  dividend  income   for
               corporate shareholders

3.   Compensation

     The  Company, on behalf of the Fund, agrees to pay
FTC for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Company and FTC.

     The   Company   agrees  to  pay   all   fees   and
reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.   Performance of Service; Limitation of Liability

     A.    FTC  shall exercise reasonable care  in  the
performance  of  its duties under this Agreement.   FTC
shall  not  be  liable  for any error  of  judgment  or
mistake  of law or for any loss suffered by the Company
in  connection  with  matters to which  this  Agreement
relates,  including  losses resulting  from  mechanical
breakdowns  or  the failure of communication  or  power
supplies  beyond FTC's control, except a loss resulting
from  FTC's refusal or failure to comply with the terms
of  this  Agreement or from bad faith,  negligence,  or
willful  misconduct on its part in the  performance  of
its  duties under this Agreement.  Notwithstanding  any
other  provision of this Agreement, the  Company  shall
indemnify  and hold harmless FTC from and  against  any
and   all   claims,  demands,  losses,  expenses,   and
liabilities (whether with or without basis in  fact  or
law)  of  any  and  every nature (including  reasonable
attorneys'  fees)  which FTC may sustain  or  incur  or
which may be asserted against FTC by any person arising
out of any action taken or omitted to be taken by it in
performing  the  services hereunder (i)  in  accordance
with  the foregoing standards, or (ii) in reliance upon
any  written or oral instruction provided to FTC by any
duly  authorized  officer of  the  Company,  such  duly
authorized  officer  to  be  included  in  a  list   of
authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          FTC  shall  indemnify and  hold  the  Company
harmless  from and against any and all claims, demands,
losses,  expenses,  and liabilities  (whether  with  or
without  basis in fact or law) of any and every  nature
(including  reasonable  attorneys'  fees)   which   the
Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In  the  event  of a mechanical breakdown  or
failure  of communication or power supplies beyond  its
control,  FTC  shall  take  all  reasonable  steps   to
minimize service interruptions for any period that such
interruption continues beyond FTC's control.  FTC  will
make  every  reasonable effort to restore any  lost  or
damaged data and correct any errors resulting from such
a  breakdown at the expense of FTC.  FTC agrees that it
shall, at all times, have reasonable contingency  plans
with  appropriate parties, making reasonable  provision
for   emergency  use  of  electrical  data   processing
equipment  to  the  extent  appropriate  equipment   is
available.   Representatives of the  Company  shall  be
entitled   to  inspect  FTC's  premises  and  operating
capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

          Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

     B.    In order that the indemnification provisions
contained in this section shall apply, it is understood
that  if  in  any case the indemnitor may be  asked  to
indemnify   or   hold  the  indemnitee  harmless,   the
indemnitor shall be fully and promptly advised  of  all
pertinent  facts concerning the situation in  question,
and  it is further understood that the indemnitee  will
use  all  reasonable  care  to  notify  the  indemnitor
promptly  concerning any situation  which  presents  or
appears  likely to present the probability of  a  claim
for  indemnification.  The indemnitor  shall  have  the
option to defend the indemnitee against any claim which
may  be  the subject of this indemnification.   In  the
event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   Proprietary and Confidential Information

     FTC  agrees on behalf of itself and its directors,
officers, and employees to treat confidentially and  as
proprietary information of the Company all records  and
other  information relative to the Company  and  prior,
present, or potential shareholders of the Company  (and
clients  of  said shareholders), and not  to  use  such
records and information for any purpose other than  the
performance   of   its  responsibilities   and   duties
hereunder,  except  after  prior  notification  to  and
approval  in  writing  by the Company,  which  approval
shall  not  be  unreasonably withheld and  may  not  be
withheld  where FTC may be exposed to civil or criminal
contempt  proceedings  for  failure  to  comply,   when
requested   to   divulge  such  information   by   duly
constituted authorities, or when so requested by the Company.

6.   Data Necessary to Perform Services

     The Company or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

7.   Term of Agreement

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   The  Agreement  may   be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.
However, this Agreement may be amended by mutual written consent of the parties.

8.   Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

     Firstar Trust Company
     Attn.:  Mutual Fund Services
     615 East Michigan Street
     Milwaukee, WI  53202

and notice to the Company shall be sent to:

     Badgley Funds, Inc.
     1420 Fifth Avenue, Suite 4400
     Seattle, WA  98101
     Attn:  Corporate Secretary

9.   Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Company by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FTC has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

10.  Governing Law

     This   Agreement  shall  be  construed   and   the
provisions  thereof interpreted under and in accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation  promulgated by the Securities and  Exchange
Commission thereunder.

11.  Records

     FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.



Badgley Funds, Inc.                FIRSTAR TRUST COMPANY


By:___________________             By:_____________________


Attest:_______________             Attest:__________________

          Fund Administration and Compliance
         Annual Fee Schedule - Domestic Funds

                                                       Exhibit A

        Separate Series of Badgley Funds, Inc.

        Name of Series                  Date Added

       Badgley Growth Fund            June 23, 1998
       Badgley Balanced Fund          June 23, 1998


Annual fee based upon average assets per Fund
          6 basis points on the first $200 million
          5 basis points on the next $500 million
          3 basis points on the balance
          Minimum annual fee:$30,000 per Fund

Plus out-of-pocket expense reimbursements, including but not limited to:
          Postage
          Programming
          Stationery
          Proxies
          Retention of records
          Special reports
          Federal and state regulatory filing fees
          Certain insurance premiums
          Expenses from board of directors meetings
          Auditing and legal expenses

If out-of-pocket expenses exceed $5,000 in any month, such expenses must be pre-approved by the Company.

Fees  and  out-of-pocket  expense  reimbursements   are
billed monthly.